Exhibit 99.1
Report of Independent Registered Public Accounting Firm
The Board of Directors
PrivateBancorp, Inc.
We have reviewed the accompanying consolidated statement of financial condition of PrivateBancorp, Inc. and subsidiaries (“the Company”) as of September 30, 2009, and the related consolidated statements of income for the three-month and nine-month periods ended September 30, 2009 and 2008, and the changes in stockholders’ equity and cash flows for the nine-month periods ended September 30, 2009 and 2008. These consolidated financial statements are the responsibility of the Company’s management.
We conducted our review in accordance with the standards of the Public Company Accounting Oversight Board (United States). A review of interim financial information consists principally of applying analytical procedures and making inquires of persons responsible for financial and accounting matters. It is substantially less in scope than an audit conducted in accordance with the standards of the Public Company Accounting Oversight Board, the objective of which is the expression of an opinion regarding the consolidated financial statements taken as a whole. Accordingly, we do not express such an opinion.
Based on our review, we are not aware of any material modifications that should be made to the consolidated financial statements referred to above for them to be in conformity with U.S. generally accepted accounting principles.
We have previously audited, in accordance with the standards of the Public Company Accounting Oversight Board (United States), the consolidated statement of financial condition of PrivateBancorp, Inc. and subsidiaries as of December 31, 2008, and the related consolidated statements of income, changes in stockholders’ equity and cash flows for the year then ended, not presented herein, and in our report dated March 2, 2009, we expressed an unqualified opinion on those consolidated financial statements. As described in Note 2 to the September 30, 2009 consolidated financial statements, on January 1, 2009, the Company adopted newly issued provisions of ASC 470-20, Debt with Conversion and other Options, and ASC 810, Consolidations, on a retrospective basis resulting in a revision of the December 31, 2008 consolidated statement of financial condition. We have not audited and reported on the revised consolidated statement of financial condition reflecting the adoption of the new provisions.
/s/ Ernst & Young
ERNST & YOUNG LLP
Chicago, Illinois
November 9, 2009